Exhibit 99.1

Washington Federal, Inc.
425 Pike Street
Seattle, WA 98101
Contact: Cathy Cooper
(206) 777-8246
Thursday, October 20, 2011
FOR IMMEDIATE RELEASE

Washington Federal Reports Quarterly Net Income of $30.7 Million and $111.1 Million for the Fiscal Year

SEATTLE - Washington Federal, Inc. (Nasdaq: WFSL), parent company of Washington Federal, today announced earnings of $30,666,000 or $.28 per diluted share for the quarter ended September 30, 2011, compared to $15,963,000 or $.14 per diluted share for the same period one year ago, a $14.7 million or 92% increase. Earnings for the fiscal year ended September 30, 2011 of $111,141,000 decreased $7,512,000 or 6% from the prior year due to two non-recurring items in 2010, an $85.6 million pre-tax gain resulting from the acquisition of certain assets and liabilities of the former Horizon Bank, and a $39 million recovery resulting from the settlement of a contingent federal tax liability. Excluding these two non-recurring items from the prior year, net income increased by $86.3 million or 347%. The Company's ratio of tangible common equity to tangible assets ended the quarter at 12.52% and continues to be among the best of large regional financial institutions in the U.S.

Chairman, President & CEO Roy M. Whitehead commented, “We are very pleased to complete the fiscal year in a strong and healthy financial condition. Earnings from core business operations improved considerably over last year, and are attributed primarily to improved asset quality and reduced loan losses. Management expects that results in fiscal 2012 will be largely consistent with 2011, and that a material improvement in earnings can occur only after the overall economy, housing values and household incomes improve.”

Non-performing assets amounted to $370 million or 2.76% of total assets at quarter-end, a $64.2 million or 14.8% decrease from September 30, 2010. Non-performing assets peaked at $606 million or 5.03% of total assets, on June 30, 2009 and have since decreased by $236 million or 38.9%. Non-performing loans decreased from $246 million at the Company's September 30, 2010 fiscal year-end, to $210 million as of September 30, 2011, a 14.3% decrease. Total loan delinquencies were 3.43% as of September 30, 2011, a decrease from the 3.53% at September 30, 2010. Delinquencies on single family mortgage loans, the largest component of the loan portfolio, increased to 3.25% from 3.11% as of September 30, 2010. Delinquencies on single family mortgage loans, decreased by 18 basis points on a linked quarter basis to 3.25% from 3.43% as of June 30, 2011. The Company's single family mortgage loan delinquency ratio of 3.25% is significantly better than the national average of 12.0%1.

Net loan charge-offs decreased from $183 million in the year ended September 30, 2010 to $98 million in the current year, an $85 million or 46.4% decrease. Net charge offs were centered in the residential land acquisition and development and speculative construction portfolios.

Real estate held for sale decreased by $29.1 million or 15.4% from September 30, 2010 as the Company continues to liquidate foreclosed properties. During the year the Company sold 570 properties for net proceeds of $110.4 million and a net loss on sale of $0.3 million. The total net loss on sale of real estate, measured against the original loan balance of $190.8 million, was $80.4 million or 42.1% for properties sold in fiscal 2011. As of September 30, 2011, real estate held for sale consisted of 566 properties totaling $159.8 million. Land represents $95.2 million or 60% of total real estate held for sale. Net loss on real estate acquired through foreclosure, which includes gains and losses on sale, ongoing maintenance expense and periodic write-downs from lower valuations, decreased by 50% from the prior year to $40.1 million.

Asset quality trends during the quarter and year were generally positive as noted above with non-performing loans, real estate owned, delinquencies and net charge-offs all decreasing; however, real estate values remain weak in many of the Company's primary markets due to macroeconomic factors including high unemployment and weak gross domestic product (GDP) growth. Consistent with these uncertain conditions, the Company increased its general loan loss reserve. As of September 30, 2011, the general allowance totaled 1.44% of loans, an increase of 27 basis points from the 1.17% as of September 30, 2010. As of September 30, 2011, the total allowance for loan losses, including the general and specific reserves was $157 million or 1.94% of loans.

Total assets decreased by $45.6 million or 0.3% to $13.44 billion from $13.49 billion at September 30, 2010. Specifically, loans decreased by $488 million, loans covered by an FDIC loss sharing agreement decreased by $152 million and cash and cash equivalents decreased by $73 million. These three decreases were partially offset by a $741 million increase in investment securities, primarily mortgage backed securities. The Company sought to diminish the impact of decreasing loan balances by increasing its investment portfolio. The loan portfolio decreased as a result of higher loan prepayments stemming from record low interest rates available on 30 year fixed-rate mortgages in the market. Competition for the Company's primary asset class, single-family mortgage loans, remains strong. As of September 30, 2011, the Company's investment portfolio had net unrealized gains of $139 million.

Customer deposits decreased $187 million or 2.1% during the year, however; the Company was able to grow transaction accounts by $107 million or 4.2%, while time deposits decreased by $294 million or 4.7%. The weighted average rate paid on customer deposits during the year was 1.32%, a decrease of 37 basis points from the previous year, as a result of the low interest rate environment.

During the year, the company had an average balance of $712 million in cash and cash equivalents invested overnight at a yield of approximately .25%. The Company is maintaining higher than normal amounts of liquidity due to concern about potentially rising interest rates in the future. The period end spread was 3.13% as of September 30, 2011, an increase from 3.09% as of September 30, 2010.

Net interest income for the year was $416.9 million, a $22.5 million increase from last year. Net interest margin was 3.35% for the year, compared to 3.17% for the prior year. The margin benefited from the lower deposit costs, partially offset by lower asset yields.

During the quarter ended September 30, 2011, net interest income was $104.5 million, a decrease of $1.6 million from the June 30, 2011 quarter. While deposit costs decreased by $1.5 million in the quarter, interest income on mortgage backed securities decreased by $2.7 million as higher pre-payments resulted in accelerated premium amortization.

The Company's efficiency ratio of 31.3% for the year remains among the lowest in the industry. The year produced a return on assets of .83%, while return on equity amounted to 5.99%.

On October 17, 2011, Washington Federal completed its acquisition and integration of six branches from Charter Bank in New Mexico and $254 million of deposits, including $70 million of transaction accounts.

As this occurred subsequent to the fiscal year end, these deposits are not included in the Company's financial results.

On October 21, 2011, Washington Federal will pay a cash dividend of $.06 per share to common stockholders of record on October 7, 2011. This will be the Company's 115th consecutive quarterly cash dividend. During the quarter ended September 30, 2011, Washington Federal repurchased 1,500,000 shares at a weighted average price of $15.37. For the fiscal year Washington Federal repurchased 3,804,800 shares at a weighted average price of $15.68. The Company has an authorization to repurchase up to an additional 9,083,514 shares.

Washington Federal, with headquarters in Seattle, Washington, has 166 offices in eight western states.

To find out more about the Company, please visit our website. The Company uses its website to distribute financial and other material information about the Company, which is routinely posted on and accessible at www.washingtonfederal.com.

Important Cautionary Statements
The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company's 2010 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

This press release contains statements about Washington Federal's future that are not statements of historical fact. These statements are “forward looking statements” for purposes of applicable securities laws, and are based on current information and/or management's good faith belief as to future events. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions signify forward-looking statements. Forward-looking statements include projections and estimates of loan demand, revenue growth, credit costs, levels of problem assets, earnings, interest rates, regulatory actions or other financial or business items; statements of management's plans, strategies and objectives for future operations, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements of this type speak only as of the date of this press release. Washington Federal cautions against placing undue reliance on forward-looking statements, which reflect its good faith beliefs with respect to future events and are based on information currently available to it as of the date the forward-looking statement is made.  Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the timing when, or by which, such performance or results will be achieved.

By their nature, forward-looking statements involve inherent risk and uncertainties, which change over time, and actual performance or results, could differ materially from those anticipated by any forward-looking statements. Washington Federal undertakes no obligation to update or revise any forward-looking statement. If Washington Federal does update any forward-looking statement, no inference should be drawn that Washington Federal will make additional updates with respect to that statement or any other forward-looking statements.   The following important factors, in addition to those discussed or referenced in Washington Federal's periodic reports filed with the SEC, may cause actual results to differ materially from those contemplated by any forward-looking statements: including, but not limited to, general economic conditions; legislative and regulatory changes, including without limitation the potential effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations to be promulgated thereunder; monetary fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; cost of funds; the level of success of the Company's asset/liability management strategies; demand for loan products; demand for financial services; competition; changes in the quality or composition of the Company's loan and investment portfolios; adequacy of the reserve for loan losses; the level of success in disposing of foreclosed real estate and reducing nonperforming assets; changes in accounting principles; policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and fees, including without limitation the Bank's ability to comply in a timely and satisfactory manner with the requirements of the Memorandum of Understanding (MOU) entered into with the Office of Thrift Supervision (OTS) and being monitored by the Office of Comptroller of the Currency (OCC), the Company's new primary regulator.

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1 OCC Mortgage Metrics Report, 2nd Quarter 2011

WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	September 30, 2011	September 30, 2010
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$816,002	$888,622
Available-for-sale securities	3,255,144	2,481,093
Held-to-maturity securities	47,036	80,107
Loans receivable, net	7,935,877	8,423,703
Covered loans, net	382,183	534,474
Interest receivable	52,332	49,020
Premises and equipment, net	166,593	162,721
Real estate held for sale	159,829	188,998
Covered real estate held for sale	56,383	44,155
FDIC indemnification asset	98,871	131,128
FHLB stock	151,755	151,748
Intangible assets, net	256,271	257,718
Federal and state income taxes, net	—	8,093
Other assets	62,473	84,799
	$13,440,749	$13,486,379
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Customer accounts
Transaction deposit accounts	$2,662,188	$2,554,762
Time deposit accounts	6,003,715	6,297,778
	8,665,903	8,852,540
FHLB advances	1,962,066	1,865,548
Other borrowings	800,000	800,000
Advance payments by borrowers for taxes and insurance	39,548	39,504
Federal and State income taxes	1,535	—
Accrued expenses and other liabilities	65,164	87,640
	11,534,216	11,645,232
Stockholders’ equity
Common stock, $1.00 par value, 300,000,000 shares authorized; 129,853,534 and 129,555,956 shares issued; 108,976,410 and 112,483,632 shares outstanding	129,854	129,556
Paid-in capital	1,582,843	1,578,527
Accumulated other comprehensive income, net of taxes	85,789	49,682
Treasury stock, at cost; 20,877,124 and 17,072,324 shares	(268,665)	(208,985)
Retained earnings	376,712	292,367
	1,906,533	1,841,147
	$13,440,749	$13,486,379

CONSOLIDATED FINANCIAL HIGHLIGHTS
Common stockholders' equity per share	$17.49	$16.37
Tangible common stockholders' equity per share	15.14	14.08
Stockholders' equity to total assets	14.18%	13.65%
Tangible common stockholders' equity to tangible assets	12.52	11.97
Weighted average rates at period end
Loans and mortgage-backed securities	5.43%	5.75%
Combined loans, mortgage-backed securities and investment securities	4.97	5.21
Customer accounts	1.14	1.51
Borrowings	4.04	4.14
Combined cost of customer accounts and borrowings	1.84	2.12

WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

Interest rate spread	3.13	3.09

WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Quarter Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010
	(In thousands, except per share data)
INTEREST INCOME
Loans & covered loans	$127,943	$139,557	$522,230	$561,069
Mortgage-backed securities	27,822	21,606	108,207	91,775
Investment securities and cash equivalents	3,210	4,322	14,198	10,716
	158,975	165,485	644,635	663,560
INTEREST EXPENSE
Customer accounts	26,070	34,495	115,835	146,360
FHLB advances and other borrowings	28,387	30,621	111,861	122,741
	54,457	65,116	227,696	269,101
Net interest income	104,518	100,369	416,939	394,459
Provision for loan losses	15,354	26,000	93,104	179,909
Net interest income after provision for loan losses	89,164	74,369	323,835	214,550
OTHER INCOME
Gain on FDIC-assisted transaction	—	—	—	85,608
Prepayment penalty on FHLB advance	—	(8,150)	—	(8,150)
Gain on sale of investments	—	1,981	8,147	22,409
Other	4,719	6,153	17,786	20,563
	4,719	(16)	25,933	120,430
OTHER EXPENSE
Compensation and benefits	18,015	15,308	72,034	69,879
Occupancy	3,700	3,575	14,480	13,933
FDIC insurance premiums	5,283	5,313	20,582	18,626
Other	7,287	7,469	28,963	29,042
	34,285	31,665	136,059	131,480
Loss on real estate acquired through foreclosure, net	(11,681)	(20,089)	(40,050)	(80,475)
Income before income taxes	47,917	22,599	173,659	123,025
Income tax provision	17,251	6,636	$62,518	4,372
NET INCOME	$30,666	$15,963	$111,141	$118,653

PER SHARE DATA
Basic earnings	$0.28	$0.14	$1.00	$1.06
Diluted earnings	0.28	0.14	1.00	1.05
Cash dividends per share	0.06	0.05	0.24	0.20
Basic weighted average number of shares outstanding	109,666,258	112,478,697	111,383,877	112,438,059
Diluted weighted average number of shares outstanding, including dilutive stock options	109,748,550	112,672,316	111,460,106	112,745,261

PERFORMANCE RATIOS
Return on average assets	0.91%	0.47%	0.83%	0.89%
Return on average common equity	6.55	3.46	5.99	6.55